As filed with the Securities and Exchange Commission on December 2, 2014

Registration No. 333-_______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

  REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TANDEM DIABETES CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4327508 (I.R.S. Employer Identification Number)

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim D. Blickenstaff

President and Chief Executive Officer

Tandem Diabetes Care, Inc.

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David B. Berger, Esq. General Counsel Tandem Diabetes Care, Inc. 11045 Roselle Street San Diego, California 92121 (858) 366-6900	Bruce Feuchter, Esq. Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, $0.001 par value per share	—	—	—	—
Preferred stock, $0.001 par value per share	—	—	—	—
Warrants	—	—	—	—
Units(4)	—	—	—	—
Total	—	—	$125,000,000	$14,525

(1)

This registration statement covers the registration of such indeterminate number of shares of common stock and shares of preferred stock; such indeterminate number of warrants to purchase shares of common stock, shares of preferred stock, and /or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $125,000,000. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, and warrants as may be issued upon the conversion of or exchange for preferred stock; upon the exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)

The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.
(4)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 2, 2014

$125,000,000

TANDEM DIABETES CARE, INC.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having an aggregate initial offering price not exceeding $125,000,000. The warrants may be exercisable for shares of our common stock, shares of our preferred stock, and/or units.

This prospectus provides a general description of the securities we may offer.  Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds that we expect to receive from such sale.

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “TNDM.” On December 1, 2014, the last reported sale price for our common stock on the NASDAQ Global Market was $13.29 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED UNDER A SIMILAR HEADING IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $125,000,000.  We have provided to you in this prospectus a general description of the securities we may offer.  Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you.  To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.  Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.  This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no any responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward looking statements.

Our forward-looking statements are based on our management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NASDAQ Stock Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the forward-looking statements discussed in this prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

ABOUT THE COMPANY

Business

Tandem Diabetes Care®, Inc. (the “Company”, “we”, “us” or “our”) is a medical device company with an innovative approach to the design, development and commercialization of products for people with insulin-dependent diabetes. We designed and commercialized our flagship product, the t:slim® Insulin Delivery System, or t:slim, based on our proprietary technology platform and unique consumer-focused approach. Our technology platform features our patented Micro-Delivery™ Technology, a miniaturized pumping mechanism which draws insulin from a flexible bag within the pump’s cartridge rather than relying on a syringe and plunger mechanism. It also features an easy-to-navigate software architecture, a vivid color touchscreen and a micro-USB connection that supports both a rechargeable battery and t:connect®, our data management application. Our innovative approach to product design and development is also consumer-focused and based on our extensive market research as we believe the user is the primary decision maker when purchasing an insulin pump. This research has consisted of more than 6,000 responses obtained in interviews, focus groups and online surveys, to understand what people with diabetes, their caregivers and healthcare providers are seeking in order to improve diabetes therapy management. We also apply the science of human factors to our design and development process, which seeks to optimize our devices to the intended users, allowing users to successfully operate our devices in their intended environment. Leveraging our technology platform and consumer-focused approach, we develop products to address unmet needs of people in all segments of the large and growing insulin-dependent diabetes market.

We developed t:slim to offer the specific features that people with insulin-dependent diabetes seek in a next-generation insulin pump. We designed it to have the look and feel of a modern consumer electronic device, such as a smartphone. It is the first and only insulin pump to feature a high resolution, color touchscreen. It is also the slimmest and smallest durable insulin pump currently on the market, and can easily and discreetly fit into a pocket, while still carrying a cartridge with 300 units of insulin. The touchscreen and intuitive software architecture make it easy to use, learn and teach, and to update the software without requiring any hardware changes. Similar to modern consumer electronic devices, t:slim incorporates colors, language, icons and feedback that consumers find intuitive to use. We offer a broad range of accessories allowing users to customize t:slim to their individual lifestyle and sense of style.

We have derived nearly all of our revenue from the sale of t:slim and associated supplies in the United States and expect to continue to do so until we are able to commercialize our other products that are currently under development. Other products that are currently under development include the t:slim G4™ Insulin Pump System, for which we submitted a pre-market approval, or PMA, application to the FDA in July 2014, and the t:flex™ Insulin Pump, for which we submitted a 510(k) application to the FDA in November 2014.

The t:slim G4 Insulin Pump System is designed to incorporate the same pump technology and user interface as t:slim and integrates our product platform with the DexCom, Inc®. G4® PLATINUM Continuous Glucose Monitor, or CGM. The integration provides a user the added convenience of allowing CGM information to be displayed on the pump. The t:flex Insulin Pump is also designed to include the same pump technology and user interface as t:slim, but will offer a larger, 480 unit insulin cartridge, compared to t:slim’s 300 unit cartridge.

Our headquarters and our manufacturing facility are located in San Diego, California.

Corporate Information

We were incorporated in Colorado in January 2006 and reincorporated in Delaware in January 2008. Our principal executive offices are located at 11045 Roselle Street, San Diego, California 92121. The telephone number of our principal executive office is (858) 366-6900. Our website is www.tandemdiabetes.com.  The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference in this prospectus in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement.  For more information, see “Where You Can Find More Information.”  Our business, financial condition or results of operations could be materially adversely affected, and the trading price of our securities could decline as a result of, any of these risks.

The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.  For more information, see “Special Note Regarding Forward-Looking Information.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of our securities and from the exercise of the warrants issued pursuant hereto, if any, for working capital and other general corporate purposes. We may set forth additional information regarding the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds.

Pending the use of the net proceeds, we intend to invest the net proceeds in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, and units having an aggregate initial offering price not exceeding $125,000,000. The warrants may be exercisable for shares of our common stock, shares of our preferred stock, and/or units.  In this prospectus, we refer to the common stock, preferred stock, warrants and units that we may offer collectively as “securities.”

This prospectus provides a general description of the securities we may offer.  Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.  The prospectus supplement may also add, update or change information in this prospectus.  For more information, see “About this Prospectus.”

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation and amended and restated bylaws.  The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our previous SEC filings.  For more information, see “Where You Can Find More Information.”

Common Stock

We may issue shares of our common stock from time to time.  We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.  As of November 30, 2014, there were 23,633,816 shares of common stock issued and outstanding.

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights. Holders of our common stock are entitled to one vote per share. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. The board of directors is divided into three classes, which are as nearly equal in number as possible.  Each director is elected for a three-year term with one class being elected at each year’s annual meeting of stockholders.

No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights, and is not subject to redemption. There are no sinking fund provisions applicable to our common stock.

Conversion. Our common stock is not convertible into any other shares of our capital stock.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution, distribution of assets or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, if any, after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of claims of creditors.

Fully Paid and Non-Assessable. All of the outstanding shares of our common stock are, and the shares of our common stock issuable pursuant to this prospectus will be, fully paid and non-assessable.

Preferred Stock

As of November 30, 2014, no shares of our preferred stock were outstanding.  Pursuant to the terms of our amended and restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us by means of a tender offer, a proxy contest or otherwise, or removing incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage any person seeking to acquire control of us to first negotiate with our board of directors.

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date such stockholder became an “interested stockholder.” A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did, prior to the determination of interested stockholder status, own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company not approved in advance by our board of directors.

Certificate of Incorporation and Bylaw Provisions. Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of other provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board is classified into three classes of directors. This could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent. Our amended and restated certificate of incorporation further provides that special meetings of our stockholders may be called only by a majority of our board of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated certificate of incorporation and amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•

Amendment. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 66 2/3% of our voting stock then outstanding is required to amend certain provisions.

•

Size of Board and Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors, and any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, will generally be filled by a majority of our board of directors then in office.

•

Issuance of Undesignated Preferred Stock. Our board of directors will have the authority, without further action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. Our board of directors may utilize such shares for a variety of corporate purposes.

•

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “TNDM.” On December 1, 2014, the last reported sale price for our common stock on the NASDAQ Global Market was $13.29 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219 and the telephone number is (718) 921-8200.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock, shares of preferred stock, and/or units from time to time. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from those securities.  If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. We encourage you to read the prospectus supplement that relates to any warrants we may offer, as well as the complete warrant agreement or warrant certificate that contain the terms of the warrants.  If we issue warrants, the forms of warrant agreements and warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination from time to time. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We encourage you to read the prospectus supplement that relates to any units we may offer, as well as the complete unit agreement or unit certificate that contain the terms of the units.  If we issue units, the forms of unit agreements and unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act of 1933, as amended, or the Securities Act, including any one or more of the following ways:

•	through agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or
•	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents, underwriters or dealers;
•	the purchase price of our securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions; or
•	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date of the initial registration statement of which this prospectus is a part until the offering of the security covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 6, 2014;
•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 8, 2014;
•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, as filed with the SEC on May 6, 2014, for the fiscal quarter ended June 30, 2014, as filed with the SEC on July 31, 2014 and for the fiscal quarter ended September 30, 2014, as filed with the SEC on November 6, 2014;

•	our Current Reports on Form 8-K as filed with the SEC on each of January 10, 2014, January 21, 2014, February 7, 2014, March 6, 2014, April 9, 2014, May 23, 2014 and June 20, 2014, and;
•

the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on November 8, 2013, as updated or amended in any amendment or report filed for such purpose.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference.  Requests should be made to:

David B. Berger, Esq.

General Counsel

Tandem Diabetes Care, Inc.

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no any responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC's internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement.  The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

$125,000,000

TANDEM DIABETES CARE, INC.

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

                  , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of the various costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimated except for the SEC registration fee.

SEC registration fee	$14,525
Legal fees and expenses	$15,000	*
Accounting fees and expenses	$10,000	*
Miscellaneous	$5,475	*
Total expenses	$45,000	*

*	The amounts set forth in the table above do not include expenses relating to specific offerings made pursuant to this prospectus.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation authorizes us to, and our amended and restated bylaws provide that we must, indemnify our directors and officers to the fullest extent authorized by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Any underwriting agreement or similar agreement that we enter into in connection with an offer of securities pursuant to this registration statement may provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933.

ITEM 16.	EXHIBITS.
Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.1

Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1, Amendment No. 2, filed November 4, 2013 (File Number: 333-191601))

3.2

Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-1, Amendment No. 2, filed November 4, 2013 (File Number: 333-191601))

4.1

Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Amendment No. 2, filed November 4, 2013 (File Number: 333-191601))

4.2	Form of Certificate of Designation of Preferred Stock *
4.3	Form of Warrant Agreement (including form of warrant)*
4.4	Form of Unit Agreement (including form of unit)*
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.±
23.1	Consent of Independent Registered Public Accounting Firm±
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)±
24.1	Power of Attorney (included on the signature page of this registration statement)±

±	Filed herewith.
*

To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with a particular offering of the securities.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 1, 2014.

TANDEM DIABETES CARE, INC.

By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kim D. Blickenstaff, John Cajigas and David B. Berger, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kim D. Blickenstaff	President, Chief Executive Officer and Director	December 1, 2014
Kim D. Blickenstaff	(Principal Executive Officer)

/s/ John Cajigas	Chief Financial Officer and Treasurer	December 1, 2014
John Cajigas	(Principal Financial and Accounting Officer)

/s/ Lonnie M. Smith	Director	December 1, 2014
Lonnie M. Smith

/s/ Dick P. Allen	Director	December 1, 2014
Dick P. Allen

/s/ Edward L. Cahill	Director	December 1, 2014
Edward L. Cahill

/s/ Fred E. Cohen	Director	December 1, 2014
Fred E. Cohen

/s/ Howard E. Greene, Jr.	Director	December 1, 2014
Howard E. Greene, Jr.

/s/ Douglas A. Roeder	Director	December 1, 2014
Douglas A. Roeder

/s/ Jesse I. Treu	Director	December 1, 2014
Jesse I. Treu

/s/ Christopher J. Twomey	Director	December 1, 2014
Christopher J. Twomey